REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 30 2008, by and between The Knot, Inc., a Delaware corporation (the “Company”) and Macy’s, Inc., a Delaware corporation (the “Investor”), on behalf of itself and as agent of each of the Investor’s Divisions listed on the signature page hereto.

RECITALS

A. The Company and the Investor are parties to an Agreement dated as of June 5, 2006 (the “2006 Agreement”) pursuant to which the Company and the Investor agreed to negotiate in good faith a registration rights agreement reflecting certain terms related to the Investor’s shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

B. In connection with the 2006 Agreement, the Company has agreed to enter into this Agreement and to grant to the Investor and permitted transferees the rights set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained in this Agreement, the Investor and the Company (each, a “Party,” and collectively, the “Parties”) agree as follows:

1. Definitions. For purposes of this Agreement:

“Business Day” means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of New York are authorized to be closed.

“Demanding Holder” has the meaning given to the term in Section 2(a).

“Demand Notice” has the meaning give to the term in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and any rules and regulations promulgated thereunder.

“Holder” means (i) the Investor or (ii) any person or entity to whom the Investor sells, transfers or assigns, pursuant to Section 12(b) hereof, in the aggregate 10% or more of the shares of Common Stock that qualify as Registrable Securities at the time of such sale, transfer or assignment, other than in a sale pursuant to Rule 144 under the Securities Act or a registration effected pursuant to this Agreement.

“Merger Agreement” means the Agreement and Plan of Merger and Reorganization, dated as of June 5, 2006, by and among the Company, WeddingChannel.com, Inc., IDO Acquisition Corporation and Lee Essner as Stockholder Representative.

“prospectus” means any preliminary prospectus, final prospectus, free writing prospectus or summary prospectus prepared in connection with an offering of any Registrable Securities.

“register,” “registered,” and “registration” refer to an underwritten registration effected by preparing and filing with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

“Registration Expenses” means all expenses in connection with the Company’s performance of or compliance with its obligations under this Agreement, including, without limitation, all (i) registration, qualification and filing fees; (ii) printing expenses; (iii) fees, expenses and disbursements of counsel for the Company and of all independent certified public accountants retained by the Company (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance); and (iv) reasonable fees and expenses of one counsel selected by Holders of a majority of the Registrable Securities with the approval of the Company, which approval shall not be unreasonably withheld. Registration Expenses shall not include selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale of Registrable Securities, or any counsel fees in addition to those provided for in clause (iv) above and any other expenses incurred by Holders in connection with any registration that are not specified in the immediately preceding sentence.

“Registrable Securities” means the shares of Common Stock of the Company owned by the Investor and its Affiliates as of the date hereof, but only to the extent such shares constitute “restricted securities” under Rule 144 under the Securities Act. “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and any rules and regulations promulgated thereunder.

2. Demand Registration.

(a) Request for Form S-3 Registration. At any time after the date of this Agreement that the Company is eligible to file a resale registration statement on Form S-3 (or any successor form that permits the incorporation by reference of future filings by the Company under the Exchange Act), a Holder owning at least twenty percent (20%) of the Registrable Securities (the “Demanding Holder”) may submit a written request (a “Demand Notice”) to the Company that the Company register Registrable Securities under and in accordance with the Securities Act (a “Demand Registration”) on such form. Such Demand Notice shall specify the number and description of Registrable Securities to be included in such Registration and the intended method of disposition of the Registrable Securities. Upon receipt of the Demand Notice, the Company shall:

(i) in the event there are Holders other than the Investor, within five (5) Business Days after receipt of such Demand Notice, give written notice of the proposed registration to any other Holders; and

(ii) as soon as practicable, use its reasonable best efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in written requests received by the Company within twenty (20) days after the date the Company mails the written notice referred to in clause (i) above.

Notwithstanding the foregoing, if the Company shall furnish to the Holders a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company and its stockholders for a registration statement to be filed on or before the date filing would be required in connection with any Demand Registration and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing or delay its effectiveness for a reasonable period not to exceed ninety (90) days; provided, that such right shall not be exercised more than once with respect to a request for registration hereunder during any period of twelve consecutive months. If the Company postpones the filing of a registration statement on Form S-3, it will promptly notify the Holders in writing when the events or circumstances permitting such postponement have ended. The Company will pay all Registration Expenses in connection with such withdrawn request for registration.

(b) Shelf Registration. If at the time the Company registers Registrable Securities under the Securities Act pursuant to this Section 2, the sale or other disposition of such Registrable Securities by the Holders may be made on a delayed or continuous basis pursuant to a registration statement on Form S-3 (or any successor form that permits the incorporation by reference of future filings by the Company under the Exchange Act), then such registration statement, unless otherwise directed by the Demanding Holder, shall be filed as a “shelf” registration statement pursuant to Rule 415 under the Securities Act (or any successor rule). Any such shelf registration shall cover the disposition of all Registrable Securities in one or more underwritten offerings, block transactions, broker transactions, at-market transactions and in such other manner or manners as may be specified by the Demanding Holder. Except as provided in Section 5(b) hereof, the Company shall use its reasonable best efforts to keep such “shelf” registration continuously effective as long as the delivery of a prospectus is required under the Securities Act in connection with the disposition of the Registrable Securities registered thereby. In furtherance of such obligation, the Company shall supplement or amend such registration statement and the prospectus used in connection with such registration statement if, as and when required by the rules, regulations and instructions applicable to the form used by the Company for such registration or by the Securities Act with respect to the disposition of all securities covered by such registration statement or by any other rules and regulations thereunder applicable to shelf registrations. Upon their receipt of a certificate signed by the chief executive officer of the Company stating that, in the judgment of the Company, it is advisable to suspend use of a prospectus included in a registration statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be seriously detrimental to the Company, in accordance with the procedure set forth in the last paragraph of Section 2(a) hereof, the Holders will refrain from making any sales of Registrable Securities under the shelf registration statement for a period of up to ninety (90) Business Days; provided, that this right to cause the Holders to refrain from making sales shall not be exercised by the Company more than once in any twelve-month period (with any exercise by the Company of its right to defer the filing or delay its effectiveness of a registration statement under the last paragraph of Section 2(a) counting as an exercise by the Company of its right to cause the Holders to refrain from making sales under this Section 2(b)).

(c) Underwriting. In connection with any registration under this Section 2, if the Demanding Holder intends to distribute the Registrable Securities covered by any registration under this Section 2 by means of an underwriting, they shall so advise the Company in writing. In such event, the right of any Holder to include its Registrable Securities in such distribution shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of each Holder’s Registrable Securities in the underwriting to the extent provided in this Agreement. The Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement with one or more underwriters selected by the Holders, which underwriters shall be reasonably acceptable to the Company, having terms and conditions customary for such agreements as agreed to by such Holders, the Company and the underwriter or underwriters. Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such distribution; provided, however, that the number of shares of Registrable Securities to be included in such registration shall not be reduced unless first all other securities are entirely excluded from the registration. The Company shall so advise all the Holders distributing Registrable Securities through such underwriting, and the number of Registrable Securities that may be included in such underwriting shall be allocated to the Holders in such manner as may be determined by the Demanding Holder.

(d) Limitations. The Company shall not be obligated to (i) effect more than one registration under Section 2, or (ii) effect any registration where the aggregate estimated sales price for the Registrable Securities to be included therein is less than $10,000,000, or (iii) effect any such registration, qualification or compliance in any particular jurisdiction in which the Company would be required to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, or (iv) effect any such registration during the period ending 180 days after the effective date of a registration statement pursuant to Section 3; provided, however, that a registration pursuant to this Section 2 shall not be counted unless the registration statement pursuant to which such Registrable Securities are being registered is declared effective by the SEC.

(e) Company Registration of Primary Shares. At any time the Company registers Registrable Securities under the Securities Act pursuant to this Section 2, the Company can add primary shares to such registration, and such registration will still count as a demand registration hereunder unless the number of share to be sold by the Demanding Holders is cut back by the underwriters(s) of such offering.

3. Piggy-back Registration.

(a) Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its capital stock, whether or not for its own account, other than a registration relating to employee benefit plans or a registration effected on Form S-4 or any successor form, the Company shall:

(i) provide to each Holder written notice thereof at least fifteen (15) Business Days prior to the filing of the registration statement by the Company in connection with such registration; and

(ii) include in such registration, and in any underwriting involved therein, all those Registrable Securities specified in a written request by each Holder received by the Company within fifteen (15) Business Days after the Company mails the written notice referred to above, subject to the provisions of Section 3(b) below.

(b) Underwriting. The right of any Holder to registration pursuant to this Section 3 shall be conditioned upon the participation by such Holder in the underwriting arrangements specified by the Company in connection with such registration and the inclusion of the Registrable Securities of such Holder in such underwriting to the extent provided in this Agreement. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company and take all other actions, and deliver such opinions and certifications, as may be reasonably requested by such managing underwriter. Notwithstanding any other provision of this Section 3, if the managing underwriter determines in its sole discretion that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such registration; provided, however, that the number of shares of Registrable Securities to be included in such registration shall not be reduced unless all other securities other than the capital stock to be sold by the Company are excluded on a pro-rata basis from the underwriting. The Company shall so advise all Holders distributing Registrable Securities through such underwriting, and in the event that Registrable Securities in a registration would exceed 20% of all shares included in such registration, the Company may limit the number of Registrable Securities included in such registration to not less than 20% of the number of shares included in such registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any Holder has elected to include Registrable Securities in such registration.

4. Expense of Registration. All Registration Expenses incurred in connection with the registration and other obligations of the Company pursuant to Section 2, 3, 4 or 5 shall be borne by the Company, and all underwriting discounts and selling commissions incurred in connection with any such registrations shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered. Except as provided in the last sentence of Section 2(a), the Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2, 3 or 4, the request of which has been subsequently withdrawn by the Holders unless (i) the withdrawal is based upon material adverse information concerning the Company of which the Holders were not aware at the time of such request or (ii) the Holders of a majority of the Registrable Securities agree to forfeit their right to registration pursuant to Section 2.

5. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect the registration of Registrable Securities, the Company shall:

(a) as expeditiously as reasonably possible, and in any event within 60 days of receipt of a Demand Notice, prepare and file with the Commission a registration statement with respect to such Registrable Securities, and use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable, and in any event within 120 days of receipt of a Demand Notice, and remain effective thereafter as provided in this Agreement, provided, that prior to filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, the Company will furnish to each of the Holders whose Registrable Securities are covered by such registration statement, their counsel and the underwriters copies of all such documents proposed to be filed sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents and comment thereon;

(b) as expeditiously as reasonably possible, prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement, including such amendments (including post-effective amendments) and supplements as may be necessary to reflect the intended method of disposition by the prospective seller or sellers of such Registrable Securities, provided, however, that a shelf registration under Section 2(b) need not be kept effective and current for longer than three years subsequent to the effective date of such registration statement;

(c) subject to receiving reasonable assurances of confidentiality, for a reasonable period after the filing of such registration statement, and throughout each period during which the Company is required to keep a registration effective, make available for inspection by the selling holders of Registrable Securities being offered, and any underwriters, and their respective counsel, such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries as shall be reasonably necessary, in the judgment of such counsel, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

(d) promptly notify the selling holders of Registrable Securities and any underwriters and confirm such advice in writing, (i) when such registration statement or the prospectus included in such registration statement or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any comments by the Commission, by The Financial Industry Regulatory Authority (“FINRA”), and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by any such entity for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (v) at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and at the request of any Holder, the Company will prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; and each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f) in the event of any underwritten public offering, make appropriate members of senior management of the Company reasonably available to participate in conference calls with potential investors and make presentations to ratings agencies as is reasonably necessary and customary in secondary resale offerings of companies of comparable size, maturities and lines of business as the Company;

(g) furnish to each Holder of Registrable Securities being offered, and any underwriters, in such quantities as they may reasonably request and as soon as practicable, prospectuses or amendments or supplements thereto that update previous prospectuses or amendments or supplements thereto;

(h) use its reasonable best efforts to (i) register or qualify the Registrable Securities to be included in a registration statement under this Agreement under such other securities laws or blue sky laws of such jurisdictions within the United States of America as any selling Holder of such Registrable Securities or any underwriter of the securities being sold shall reasonably request, (ii) keep such registrations or qualifications in effect for so long as the registration statement remains in effect and (iii) take any and all such actions as may be reasonably necessary or advisable to enable such Holder or underwriter to consummate the disposition in such jurisdictions of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required for any such purpose to (x) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 5(h) or (y) consent to general service of process in any such jurisdiction;

(i) cause all such Registrable Securities to be listed or accepted for quotation on each securities exchange on which the Company’s Common Stock then trades;

(j) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(k) upon the sale of any Registrable Securities pursuant to such registration statement, remove all restrictive legends from all certificates or other instruments evidencing the Registrable Securities;

(l) promptly notify each Holder of Registrable Securities covered by such registration statement of any Company determination that a post-effective amendment to a registration statement would be appropriate or required and of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceeding for that purpose;

(m) if such Registrable Securities are being sold through underwriters, use its reasonable best efforts to furnish, at the request of such underwriters, on the date that such Registrable Securities are delivered to the underwriters for sale, (A) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to the underwriters in an underwritten public offering, and (B) a letter dated such date from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, each addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities; and

(n) otherwise use its reasonable best efforts to comply with all applicable provisions of the Securities Act, and rules and regulations of the Commission, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the related registration statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

6. Indemnification. In the event any of the Registrable Securities are included in a registration statement under this Agreement:

(a) to the extent permitted by law, the Company agrees to indemnify and hold harmless the Holders, and each person, if any, who controls a Holder or underwriter within the meaning of the Securities Act or the Exchange Act (each, an “Holder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages, liabilities, charges, actions, proceedings, demands, settlement costs and expenses of any nature whatsoever (including, without limitation, attorneys’ fees and expenses) (“Losses”), whether joint or several, arising out of or based upon (i) any untrue statement (or allegedly untrue statement) of a material fact contained in any registration statement under which the sale of such Registrable Securities was registered under the Securities Act, any prospectus contained in the registration statement, or any amendment or supplement to such registration statement, (ii)  any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, the Exchange Act or any rule or regulation promulgated thereunder applicable to the Company, or of any blue sky or other state securities law or any rule or regulation promulgated thereunder applicable to the Company, in each case, relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse any Holder Indemnified Party for any legal or any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating or defending any such Losses; provided, however, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such registration statement, prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such Holder expressly for use therein. The Company shall also indemnify any underwriter (as defined in the Securities Act) of the Registrable Securities, and each person who controls such underwriter on substantially the same basis as that of the indemnification provided above in this Section 6(a).

(b) To the extent permitted by law, each Holder of Registrable Securities being offered will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such Holder, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other selling Holder and each other person, if any, who controls the Company, another selling Holder or such underwriter within the meaning of the Securities Act, against any Losses, whether joint or several, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or allegedly untrue statement) of a material fact contained in any registration statement under which the sale of such Registrable Securities was registered under the Securities Act, any prospectus contained in the registration statement, or any amendment or supplement to the registration statement, offering circular or other document incident to any such registration or compliance or (ii) any omission (or the alleged omission) to state a material fact required to be stated therein or necessary to make the statement therein not misleading, in each case to the extent (and only to the extent) the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling Holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such Losses. Each selling Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such Holder.

(c) Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought; provided, that failure to give such prompt notice shall not relieve the Indemnifying Party of its obligations under this Agreement unless it is materially prejudiced thereby, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom if it is a claim brought by a third party, provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). Such Indemnified Party shall have the right to employ one separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be that of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to such Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be designated in writing by a majority of the Indemnified Parties who are eligible to select such counsel). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party may consent to entry of any judgment or enter into any settlement without the prior written consent of the Indemnifying Party.

(d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to in this Agreement, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expenses in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Section 6(d) exceed the net proceeds from the offering received by such Holder, except in the case of gross negligence, willful misconduct or fraud by such Holder.. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The obligations of the Company and the Holders under this Section 6 shall survive the completion of any offering of securities in a registration statement under this Agreement and otherwise.

7. Exchange Act Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities (i) to the public without registration, after such time as a public market exists for the Common Stock or (ii) pursuant to a registration statement on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; provided, however, that if the Company fails to file such reports and other documents and loses its eligibility to use Form S-3, the Company will use commercially reasonable efforts to obtain a waiver from the Commission staff to regain its eligibility to use Form S-3 for registrations pursuant to this Agreement; and

(c) furnish to any Holder promptly upon request (i) a written statement as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

The provisions of this Section 7 shall terminate on the date on which there are no Holders owning Registrable Securities constituting at least 5% of the Common Stock outstanding as of the closing of the Merger Agreement transactions on September 8, 2006.

8. Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Agreement after the earlier of (a) the date that all Registrable Securities held by such Holder may be sold in a single three-month period under Rule 144 under the Securities Act or (b) the date on which there are no Holders owning Registrable Securities constituting at least 5% of the Common Stock outstanding as of the closing of the Merger Agreement transactions on September 8, 2006.

9. Information To Be Provided by the Holders. Each Holder whose Registrable Securities are included in any registration pursuant to this Agreement shall furnish the Company such information and affidavits regarding such Holder and the distribution proposed by such Holder as may be reasonably requested by the Company and as shall be required in connection with such registration or the registration or qualification of such securities under any applicable state securities law.

10. “Stand-Off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter of a registered public offering of securities by the Company, sell, contract to sell, lend, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose, directly or indirectly, any Registrable Securities or other securities of the Company then held by such Holder (whether such Registrable Securities or other securities of the Company are then owned by such Holder or are thereafter acquired), except the Registrable Securities included in such registrations, for a specified period of time that is customary under the circumstances (not to exceed ninety (90) days) following the effective date of the registration statement for such offering, provided, that (a) no such agreement shall be required unless each officer and director of the Company enters into a similar agreement covering the same period of time and (b) such agreement shall contain terms customary for such agreements; provided, that if the managing underwriter of a registered public offering of securities of the Company releases any of the foregoing stockholders from such restrictions prior to the expiration of the ninety (90) day period, then each Holder shall also be released from such restrictions for its pro rata share of securities so released. The Company may impose stop transfer instructions to enforce any required agreement of the Holders under this Section 10.

11. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

12. Miscellaneous.

(a) No Inconsistent Agreements. The Company represents and warrants to the Holders that it has not entered into, and covenants with the Holder that it will not enter into, any agreement with respect to its Common Stock which is inconsistent with or violates the rights granted to the Holder under this Agreement.

(b) Transfer of Rights. Each Holder shall be entitled to transfer or assign at any time any of its rights under this Agreement (but only with all related obligations) to any transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, member or stockholder of any Holder or an entity associated by common ownership or control and (ii) after such transfer or assignment, holds at least 366,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations); provided, that in each such case, the Company receives prompt written notice of any transfer or assignment, including the name and address of such transferee or assignee; provided, further, that such assignment or transfer shall be effective only if immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted to the extent required under the Securities Act.

(c) Notices. Unless otherwise provided, all notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of delivery if delivered by email, or at the time of receipt if delivered by hand, or at the time the sender receives confirmation of the facsimile transaction if transmitted by facsimile, or forty-eight hours after being deposited in the U.S. mail, as registered or certified mail, return receipt requested, with postage prepaid, or one day after being mailed via overnight courier service, to the applicable Parties at the physical or email address or facsimile number, as applicable, stated below or if any Party shall have designated a different physical or email address or facsimile number by written notice to the other Parties given as provided above, then to the last physical or email address or facsimile number so designated.

(d) Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed and interpreted in such manner as to be effective and valid under applicable law.

(e) Waiver or Modification. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by the Company and by the Holder.

(f) Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws of the State of New York or any other state. Courts within the State of New York, County of New York or the United States District Court for the Southern District of New York will have jurisdiction over all disputes between the parties hereto arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby. The parties hereby consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereto waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party’s property is immune from any legal process issued by such courts or (iii) any litigation commenced in such courts is brought in an inconvenient forum.

(g) WAIVER OF TRIAL BY JURY. THE PARTIES TO THIS AGREEMENT WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT.

(h) Further Assurances. Each Party agrees to act in accordance with the provisions of this Agreement and not to take any action that is designed to avoid the intention hereof.

(i) Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(j) Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Company has executed this Agreement as of the day and year first above written.

THE KNOT, INC.

By:	/s/ DAVID LIU
Name:	David Liu
Title:	Chief Executive Officer
.

Address for Notice:

The Knot, Inc.
462 Broadway
6th Floor
New York, New York 10013
Attention: Jeremy Lechtzin
Facsimile: (212) 226-2323
Email: jlechtzin@theknot.com

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
399 Park Avenue
New York, New York 10022
Attention: Brian B. Margolis
Facsimile: (212) 230-8888
Email: brian.margolis@wilmerhale.com

[Company Signature Page]

IN WITNESS WHEREOF, the undersigned Investor has executed this Agreement as of the day and year first above written.

MACY’S, INC.

(for itself and on behalf of Macy’s Retail Holdings, Inc. and Macy’s Corporate Services, Inc.)

By:	/s/ DENNIS BRODERICK
Name:	Dennis J. Broderick
Title:	SVP, General Counsel and Secretary
.

Address for Notice:

Macy’s, Inc.
7 West 7th Street
Cincinnati, OH 45202
Attention: Dennis Broderick
Facsimile: (513) 579-7354
Email: Dennis.Broderick@macys.com

with a copy to:

Jones Day
2727 North Harwood Street
Dallas, TX 75201
Attention: Charles Haag
Phone: (214) 969-5148
Fax: (214) 969-5100
Email: chaag@jonesday.com

[Investor Signature Page]